                                                                     EXHIBIT 4.4


          NEITHER THESE WARRANTS NOR THE SHARES UNDERLYING THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THESE WARRANTS MAY NOT BE EXERCISED UNLESS THE SHARES UNDERLYING THE WARRANTS ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                                                225,000 Warrants


                                 WORLDWIDE DATA, INC.

                                     CLASS B
                               WARRANT CERTIFICATE


          This warrant certificate ("Warrant Certificate") certifies that for value received, JBS Holdings, Ltd. or registered assigns (the "Holder") is the owner of the number of Class B warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time after April 5, 1999 (the "Exercise Commencement Date") on or before the Expiration Date (hereinafter defined) one fully paid and non-assessable share of Common Stock, $.001 par value ("Common Stock"), of Worldwide Data, Inc., a Delaware corporation (the "Company"), at a purchase price of $1.00 per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

     1.  Warrant; Purchase Price
         -----------------------

          Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be $1.00 per share of Common Stock. The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in
Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of Common Stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

     2.  Exercise; Expiration Date
         -------------------------

           A. The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time after the Exercise Commencement Date and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount
                                         ---------
equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

          B. The term "Expiration Date" shall mean 5:00 p.m. New York time on April 5, 2001, or if such day shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. Toronto time the next following day which in Toronto, Canada is not a holiday or a day on which banks are authorized to close.

     3.  Registration and Transfer on Company Books
         ------------------------------------------

          A. The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

          B. Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

          C. The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates of different denominations representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

     4.  Reservation of Shares
         ---------------------

          The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of such outstanding capital stock of the Company are then listed.

     5.  Loss or Mutilation
         ------------------

          Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

     6.   Adjustment of Purchase Price and Number of
          Shares Deliverable
          ------------------------------------------

          A. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

               1. In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock,
     (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the

     Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
     (a) shall become effective retroactively as of the record date of such event.

               2. In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this
     Section 6(A)(2) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

               3. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6(A), the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

          B. No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6(B) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          C. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by an officer of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, and a brief statement of the facts requiring such adjustment.

          D. The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this
Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

     7.  Voluntary Adjustment by the Company
         -----------------------------------

          The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants; provided that in the event that the Company reduces the Purchase Price for a specific period of time, it may return the Purchase Price to the Purchase Price before the reduction.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized as of this ____ day of ___________, 1998.


                                    WORLDWIDE DATA, INC.

                                    By:  ________________________
                                         Name:  Bronson B. Conrad
                                         Title:  President


114193

                        EXHIBIT A TO WARRANT CERTIFICATE



                               NOTICE OF EXERCISE


          The undersigned hereby irrevocably elects to exercise, pursuant to
Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.




                                    Name of Holder



                                    Signature

                                    Address:






114193